                                                                      EXHIBIT 12

                 PENNZOIL - QUAKER STATE COMPANY - PRO FORMAS
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                             For the twelve
                                                              For the six     months ended
                                                              months ended    December 31,
                                                             June 30, 1998        1997
                                                           ----------------   ------------
                                                        (Dollar amounts expressed in thousands)
Income from continuing operations
 before equity income from partnerships                          $    3,779      $  (4,247)
Distribution of income from partnerships                             14,069          4,359
Amortization of capitalized interest                                    884          1,292
Income tax provision                                                 17,943         14,261
Interest charges                                                     50,470         87,044
                                                                  ---------       --------
Income before income tax provision and interest charges          $   87,145      $ 102,709
                                                                  =========       ========

Fixed charges                                                    $   50,725      $  94,485
                                                                  =========       ========

Ratio of earnings to fixed charges                                     1.72           1.09
                                                                  =========       ========


                     DETAIL OF INTEREST AND FIXED CHARGES


                                                                                           For the twelve
                                                                            For the six     months ended
                                                                            months ended    December 31,
                                                                           June 30, 1998        1997
                                                                         ---------------   --------------
                                                                             (Expressed in thousands)

Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium            $   35,839     $   64,512
Add:  portion of rental expense representative of interest factor (1)              14,886         29,973
                                                                                ---------      ---------

  Total fixed charges                                                          $   50,725     $   94,485

Less:  interest capitalized per Consolidated Statement of Income                      255          7,441
                                                                                ---------      ---------
  Total interest charges                                                       $   50,470     $   87,044
                                                                                =========      =========

(1) Interest factor based on management's estimates and approximates one-third of rental expense.


                     PENNZOIL PRODUCTS GROUP - HISTORICAL
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                   For the six                 For the twelve months ended December 31,
                                                   months ended        -----------------------------------------------------------
                                                  June 30, 1998            1997         1996        1995        1994        1993
                                                 --------------        -----------   ----------  ----------   ---------   --------
                                                                                  (Dollar amounts expressed in thousands)
Income from continuing  operations
   before equity income from partnerships            $   (7,423)         $  (4,948)    $  4,980   $ (46,772)  $ (15,031)  $  3,406
Distribution of income from partnerships                 14,069              4,359
Amortization of capitalized interest                        884              1,292          575         337         482        134
Income tax provision                                      6,829              6,245       (1,103)    (24,043)     (1,462)     8,483
Interest charges                                         44,406             80,167       73,468      79,632      46,627     41,740
                                                      ---------           --------      -------    --------    --------    -------
Income before income tax provision and
 interest charges                                    $   58,765          $  87,115     $ 77,920   $   9,154   $  30,616   $ 53,763
                                                      =========           ========      =======    ========    ========    =======
Fixed charges                                        $   44,661          $  87,608     $ 83,571   $  82,677   $  47,750   $ 43,301
                                                      =========           ========      =======    ========    ========    =======
Ratio of earnings to fixed  charges                        1.32                  -            -           -           -       1.24
                                                      =========           ========      =======    ========    ========    =======

Amount by which fixed charges exceed earnings        $        -          $     493     $  5,651   $  73,523   $  17,134   $      -
                                                      =========           ========      =======    ========    ========    =======

                     DETAIL OF INTEREST AND FIXED CHARGES

                                                   For the six                     For the twelve months ended December 31,
                                                   months ended        -----------------------------------------------------------
                                                  June 30, 1998            1997         1996        1995        1994        1993
                                                 --------------        -----------   ----------  ----------   ---------   --------
                                                                                          (Expressed in thousands)
Interest charges per Consolidated Statement
 of Income which includes amortization of debt
 discount, expense and premium                       $   34,412          $  69,221     $ 65,174   $  63,861   $  31,091   $ 27,705
Add:  portion of rental expense representative
 of interest factor (1)                                  10,249             18,387       18,397      18,816      16,659     15,596
                                                      ---------           --------      -------    --------    --------    -------
  Total fixed charges                                $   44,661          $  87,608     $ 83,571   $  82,677   $  47,750   $ 43,301
                                                      =========           ========      =======    ========    ========    =======
Less:  interest capitalized per Consolidated
 Statement of Income                                        255              7,441       10,103       3,045       1,123      1,561
                                                      ---------           --------      -------    --------    --------    -------
  Total interest charges                             $   44,406          $  80,167     $ 73,468   $  79,632   $  46,627   $ 41,740
                                                      =========           ========      =======    ========    ========    =======

(1) Interest factor based on management's estimates and approximates one-third of rental expense.